CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2025, relating to the financial statements and financial highlights of Leverage Shares 2x Long AAL Daily ETF, Leverage Shares 2x Long ADBE Daily ETF, Leverage Shares 2x Long AMD Daily ETF, Leverage Shares 2x Long ARM Daily ETF, Leverage Shares 2x Long ASML Daily ETF, Leverage Shares 2x Long AVGO Daily ETF, Leverage Shares 2x Long BA Daily ETF, Leverage Shares 2x Long BBAI Daily ETF, Leverage Shares 2x Long BLSH Daily ETF, Leverage Shares 2x Long BMNR Daily ETF, Leverage Shares 2x Long BULL Daily ETF, Leverage Shares 2x Long COIN Daily ETF, Leverage Shares 2x Long COST Daily ETF, Leverage Shares 2x Long CRCL Daily ETF, Leverage Shares 2x Long CRM Daily ETF, Leverage Shares 2x Long CRWV Daily ETF, Leverage Shares 2x Long FIG Daily ETF, Leverage Shares 2x Long FUTU Daily ETF, Leverage Shares 2x Long GLXY Daily ETF, Leverage Shares 2x Long HOOD Daily ETF, Leverage Shares 2x Long MP Daily ETF, Leverage Shares 2x Long NBIS Daily ETF, Leverage Shares 2x Long NVDA Daily ETF, Leverage Shares 2x Long PANW Daily ETF, Leverage Shares 2x Long PLTR Daily ETF, Leverage Shares 2x Long PYPL Daily ETF, Leverage Shares 2x Long RTX Daily ETF, Leverage Shares 2x Long TSLA Daily ETF, Leverage Shares 2x Long TSM Daily ETF, Leverage Shares 2x Long UNH Daily ETF, and Leverage Shares 2x Long XYZ Daily ETF, which are included in Form N-CSR for the periods ended October 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
February 26, 2026